EXHIBIT 99.2

Unaudited Pro Forma Condensed Financial Information

Effective November 1, 2004, Boise Cascade Corporation (“Boise”) changed its company name to OfficeMax Incorporated (“OfficeMax” or “we”).  We will continue to operate the office products distribution business as our principal business. We now trade on the New York Stock Exchange under the ticker symbol OMX, and our corporate headquarters is in Itasca, Illinois.  References made to the OfficeMax, Inc. acquisition refer to Boise’s acquisition of OfficeMax, Inc. in December 2003.

The unaudited pro forma condensed financial information shown below is based on audited and unaudited historical financial statements of Boise, now OfficeMax.  The unaudited pro forma condensed financial information presented reflects the estimated pro forma effects of two significant transactions:  (1) the acquisition of OfficeMax, Inc. on December 9, 2003, and (2) the sale of essentially all of our forest products operations on October 29, 2004 (“forest products disposition”).  We sold our paper, forest products, and timberland assets for approximately $3.7 billion to affiliates of Boise Cascade L.L.C., a new company formed by Madison Dearborn LLC.  Some assets, such as a wood-plastic composite siding facility that is going through start-up, and company owned life insurance, are being retained by OfficeMax, as are some liabilities associated with retiree pension and benefits, environmental remediation at selected sites, and facilities previously closed.

Three unaudited pro forma condensed financial statements are included herein, as follows:

•                  An unaudited pro forma condensed balance sheet, as of June 30, 2004, giving effect to the forest products disposition as if it occurred on June 30, 2004.

•                  An unaudited pro forma condensed income statement for the year ended December 31, 2003, giving effect to both transactions as if they had occurred on January 1, 2003.

•                  An unaudited pro forma condensed income statement for the six months ended June 30, 2004, giving effect to the forest products disposition as if it had occurred on January 1, 2003.  The OfficeMax, Inc. acquisition took place on December 9, 2003; its results after December 9, 2003, are included in Boise’s historical statements of income (loss) for the year ended December 31, 2003, and the six months ended June 30, 2004.

The three unaudited pro forma condensed financial statements include specific assumptions and adjustments related to the forest products disposition.  These pro forma adjustments have been made to illustrate the anticipated financial effect of the sale.  The adjustments are based upon available information and assumptions that we believe are reasonable as of the date of this filing.  However, actual adjustments may differ materially from the information presented here.  Some decisions regarding the disposition and use of sale proceeds have not yet been made.  Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed financial statements.

The unaudited pro forma condensed financial information presented here is for informational purposes only.  It is not intended to represent or be indicative of the consolidated results of operations, or financial position that would have been reported had the OfficeMax, Inc. acquisition and the forest products disposition been completed as of the dates presented.  This information is not representative of future results of operations or financial position.

Unaudited Pro Forma Condensed Balance Sheet

June 30, 2004

	Boise Historical June 30, 2004	Forest Products Disposition	Pro Forma Adjustments for Forest Products Disposition	Note 4 Reference	Pro Forma June 30, 2004
	(in thousands)
ASSETS
Current
Cash and equivalents	$180,194	$—	$1,820,000	(A)	$1,198,397
			1,455,000	(B)
			(1,507,582)	(C)
			(124,215)	(D)
			(200,000)	(E)
			(110,000)	(F)
			(315,000)	(G)
Receivables, less allowances	766,799	(434,000)	200,000	(E)	532,799
Inventories	1,591,711	(519,878)	—		1,071,833
Deferred income taxes	138,542	—	(29,481)	(H)	109,061
Other	68,868	(20,523)	—		48,345
	2,746,114	(974,401)	1,188,722		2,960,435

Property
Property and equipment, net	2,778,844	(2,140,715)	—		638,129

Timber, timberlands and timber deposits	303,052	(303,052)	—		—
	3,081,896	(2,443,767)	—		638,129

Goodwill	1,106,980	(11,639)	—		1,095,341
Investments in equity affiliates	85	—			85
Other assets	546,031	(16,438)	175,000	(I)	948,426
			180,000	(J)
			73,000	(K)
			(9,167)	(L)
Total assets	$7,481,106	$(3,446,245)	$1,607,555		$5,642,416

See the accompanying Notes to the Unaudited Pro Forma Condensed Financial Statements, which are an integral part of these statements.

Unaudited Pro Forma Condensed Balance Sheet

June 30, 2004

	Boise Historical June 30, 2004	Forest Products Disposition	Pro Forma Adjustments for Forest Products Disposition	Note 4 Reference	Pro Forma June 30, 2004
	(in thousands)
LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Short-term borrowings	$49,547	$—	$—		$49,547
Current portion of long-term debt	667,257	—	(555,289)	(C)	111,968
Accounts payable	1,100,138	(355,989)	—		744,149
Accrued liabilities	694,622	(101,761)	128,903	(H)	651,764
			(70,000)	(K)
	2,511,564	(457,750)	(496,386)		1,557,428

Debt
Long-term debt, less current portion	1,419,457	—	(807,793)	(C)	611,664
ACES	172,500	—	(144,500)	(C)	28,000
	1,591,957	—	(952,293)		639,664

Other
Deferred income taxes	94,980	—	(110,442)	(H)	12,538
			28,000	(K)
Other long-term liabilities	818,734	(47,878)	(29,000)	(K)	938,054
			196,198	(M)
	913,714	(47,878)	84,756		950,592

Minority interest	21,674	—	—		21,674

Commitments and contingent liabilities

Shareholders' equity
Preferred stock	180,091		(110,000)	(F)	70,091
Common stock	216,786		—		216,786
Additional paid-in capital	1,263,912		—		1,263,912
Retained earnings	982,675		98,861	(N)	1,081,536
Accumulated other comprehensive loss	(201,267)		42,000	(K)	(159,267)
Total shareholders' equity	2,442,197	—	30,861		2,473,058
Total liabilities and shareholders' equity	$7,481,106	$(505,628)	$(1,333,062)		$5,642,416

See the accompanying Notes to the Unaudited Pro Forma Condensed Financial Statements, which are an integral part of these statements.

Unaudited Pro Forma Condensed Statement of Income (Loss)

Year Ended December 31, 2003

	Boise Historical Year Ended Dec. 31, 2003	Pro Forma OfficeMax, Inc. For Stub Period Jan. 1, 2003 through Dec. 9, 2003	Pro Forma Adjustments for OfficeMax Acquisition	Note 4 Ref.	Pro Forma Boise with OfficeMax, Inc. Year Ended Dec. 31, 2003	Forest Products Disposition	Pro Forma Adjustments for Forest Products Disposition	Note 4 Ref.	Pro Forma Year Ended Dec. 31, 2003
	(in thousands, except per share amounts)

Sales	$8,245,146	$4,617,448	$2,196	(O)	$12,864,790	$(4,666,603)	$—		$8,198,187
Cost and expenses	8,097,321	4,667,084	(63,010)	(P)	12,701,395	(4,592,902)	(1,419)	(S)	8,107,074

Income (loss) from operations	147,825	(49,636)	65,206		163,395	(73,701)	1,419		91,113

Interest expense	(132,545)	(3,995)	(31,073)	(Q)	(167,613)	—	89,258	(T)	(78,355)
Interest income	1,186	—			1,186	(850)	—	(U)	336
Other, net	2,831	—			2,831	(2,672)	5,280	(V)	5,439
	(128,528)	(3,995)	(31,073)		(163,596)	(3,522)	94,538		(72,580)

Income (loss) before income taxes, minority interest, and cumulative effect of accounting changes	19,297	(53,631)	34,133		(201)	(77,223)	95,957		18,533
Income tax (provision) benefit	(2,222)	20,864	(13,278)	(R)	5,364	24,588	(37,327)	(R)	(7,375)

Income (loss) before minority interest and cumulative effect of accounting changes	17,075	(32,767)	20,855		5,163	(52,635)	58,630		11,158
Minority interest, net of income tax	—	(2,836)	—		(2,836)	—	—		(2,836)

Income (loss) before cumulative effect of accounting changes	17,075	(35,603)	20,855		2,327	(52,635)	58,630		8,322
Cumulative effect of accounting changes, net of income tax	(8,803)	—	—		(8,803)	4,133	—		(4,670)

Net income (loss)	$8,272	$(35,603)	$20,855		$(6,476)	$(48,502)	$58,630		$3,652

Net income (loss) per common share:
Basic and diluted before cumulative effect of accounting changes	$0.07			Note 5	$(0.13)			Note 5	$(0.06)

Cumulative effect of accounting changes, net of income tax	(0.15)				(0.10)				(0.05)

Basic and diluted	$(0.08)				$(0.23)				$(0.11)

Shares used in calculating income (loss) per common share:
Basic and diluted	60,093				85,689				85,689

See the accompanying Notes to the Unaudited Pro Forma Condensed Financial Statements, which are an integral part of these statements.

Unaudited Pro Forma Condensed Statement of Income (Loss)

Six Months Ended June 30, 2004

	Boise Historical Six Months Ended June 30, 2004	Forest Products Disposition	Pro Forma Adjustments for Forest Products Disposition	Note 4 Reference	Pro Forma Six Months Ended June 30, 2004
	(in thousands, except per share amounts)

Sales	$6,930,843	$(2,926,681)	$—		$4,004,162
Cost and expenses	6,669,099	(2,711,948)	(1,318)	(S)	3,955,833

Income (loss) from operations	261,744	(214,733)	1,318		48,329

Interest expense	(81,084)	—	45,746	(T)	(35,338)
Interest income	934	(325)	—	(U)	609
Other, net	(344)	415	2,851	(V)	2,922
	(80,494)	90	48,597		(31,807)

Income (loss) before income taxes and minority interest	181,250	(214,643)	49,915		16,522
Income tax (provision) benefit	(66,156)	83,368	(19,417)	(R)	(2,205)

Income (loss) before minority interest	115,094	(131,275)	30,498		14,317
Minority interest, net of income tax	(1,248)	—	—		(1,248)

Net income (loss)	$113,846	$(131,275)	$30,498		$13,069

Net income per common share:
Basic	$1.24			Note 5	$0.08
Diluted	$1.18				$0.08

Shares used in calculating income per common share:
Basic	86,275				86,275
Diluted	91,485				86,275

See the accompanying Notes to the Unaudited Pro Forma Condensed Financial Statements, which are an integral part of these statements.

Notes to Unaudited Pro Forma Condensed Financial Statements

1.                                      Basis of Presentation

Effective November 1, 2004, Boise Cascade Corporation (“Boise”) changed its company name to OfficeMax Incorporated (“OfficeMax” or “we”).  We will continue to operate the office products distribution business as our principal business. We now trade on the New York Stock Exchange under the ticker symbol OMX, and our corporate headquarters is in Itasca, Illinois.  References made to the OfficeMax, Inc. acquisition refer to Boise’s acquisition of OfficeMax, Inc. in December 2003.

The unaudited pro forma condensed financial statements present the pro forma financial position and results of operations of the combined company based upon historical financial information after giving effect to the OfficeMax, Inc. acquisition and the forest products disposition discussed below.  Adjustments to our historical financial statements to arrive at the pro forma unaudited condensed financial statements presented are described in these footnotes.  The unaudited pro forma condensed balance sheet assumes the forest products disposition took place on June 30, 2004.  The unaudited pro forma condensed statement of income (loss) for the year ended December 31, 2003, assumes the OfficeMax, Inc.  acquisition and the forest products disposition took place on January 1, 2003.    The unaudited pro forma condensed statement of income (loss) for the six months ended June 30, 2004, also assumes the forest products disposition took place on January 1, 2003.   The effects of the OfficeMax, Inc. acquisition are included in Boise’s historical financial statements as of June 30, 2004, and for the six months then ended; it results of operations after December 9, 2003, are included in Boise’s historical statement of income (loss) for the year ended December 31, 2003.  We expect to report a net gain from the forest products disposition after transaction and debt retirement costs.  These nonrecurring items and related tax effects are excluded from the pro forma condensed statements of income (loss) for the year ended December 31, 2003, and the six months ended June 30, 2004.

The unaudited pro forma condensed financial statements are not necessarily indicative of the results of operations that would have been achieved had the OfficeMax, Inc. acquisition or the forest products disposition taken place at the dates indicated, and do not purport to be indicative of the effects that may be expected to occur in the future.  The unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed on August 05, 2004, and our Annual Report on Form 10-K for the year ended December 31, 2003, as filed on March 02, 2004.

The pro forma condensed financial statements of OfficeMax are prepared in accordance with accounting principles generally accepted in the United States of America.

2.                                      Pro forma for OfficeMax acquisition

On December 9, 2003, we completed our acquisition of OfficeMax, Inc.  We acquired 100% of the voting equity interest for $1.3 billion.

The financial results of OfficeMax’s operations are reflected in our historical financial statements as of June 30, 2004, and for the six months then ended.  OfficeMax, Inc.’s results of operations after December 9, 2003, are included in our historical statement of income (loss) for the year ended December 31, 2003.

The pro forma condensed income statement for the year ended December 31, 2003, includes specific assumptions and adjustments related to the OfficeMax acquisition.  The adjustments are based upon available information and assumptions that we believe are reasonable.

3.                                      Pro forma sale of forest products operations

On October 29, 2004, we sold our paper, forest products, and timberland assets for approximately $3.7 billion to affiliates of Boise Cascade L.L.C., a new company formed by Madison Dearborn LLC.   We sold our building products, paper manufacturing, and distribution assets, other than timberlands and associated timber rights, to the buyer for approximately $2.025 billion cash, less approximately $45 million in liabilities assumed by the buyer.  We sold our timberlands and associated timber rights to the buyer for approximately $1.650 billion, for which we received $15 million in cash at closing, with the remainder paid through non-recourse installment notes issued by special purpose subsidiaries of the buyer.  We expect to monetize approximately 89% of the timberland notes prior to year end.  We also reinvested $109 million of the proceeds in Series B common stock of the new entities, and $66 million in Series A 8% PIK common stock of the new entities.  This investment is assumed to be accounted for on the cost method in these pro forma financial statements.  The affiliated companies are referred to as Boise Cascade L.L.C. (“Boise L.L.C.”), herein.

The purchase price is subject to potential upward or downward adjustment based on the difference between specific working capital balances at closing and a target working capital balance specified in the asset purchase agreement.  In addition, the purchase price may be adjusted upward or downward based on paper sales prices over a six-year period.  Over that period the buyers could pay OfficeMax as much as $125 million or we could pay the buyers as much as $125 million.  The pro forma information does not include the effect, if any, of these potential adjustments.

In connection with the transactions, we have entered into a twelve-year paper supply contract under which we will purchase all of our North American requirements for office paper from Boise L.L.C. at prices approximating market levels, to the extent Boise L.L.C. chooses to produce them.  In addition, we will also purchase products manufactured by third parties that are distributed to us by Boise L.L.C. for so long as we continue to sell those products.  This contract provides for a gradual reduction of its purchase requirements in years nine through twelve.

4.                                      Pro forma adjustments

The pro forma adjustments included in the unaudited pro forma condensed financial statements are as follows:

A)          To reflect cash proceeds from sale of the manufacturing and distribution assets and timberlands, net of our reinvestment in Boise L.L.C.

B)            To reflect 89% monetization of the $1.635 billion timber note receivable.

C)            To reflect retirement of $468 million in bank debt and an estimated $1,040 million in debt instruments through our debt tender that will be completed on November 5, 2004.  After the planned securitization of the timberland installment notes, we expect to make further debt repurchases and retirements that will reduce our balance sheet debt to between $250 million and $300 million over the coming months.  However, use of the transaction proceeds for further debt repurchases and retirements have not yet been determined and are not reflected in these pro forma financial statements.

D)           To reflect the estimated premium costs associated with our debt tender offer.

E)             To reflect our additional cash requirements as we eliminate the portion of our accounts receivable securitization program related to the sold assets.

F)             To reflect retirement of Series D shares held in the ESOP accounts of employees that will be transferred to Boise L.L.C.  The company expects ultimately to return $800 million to $1 billion of the overall forest products disposition proceeds to shareholders, through common and/or preferred stock buybacks, cash dividends, or a combination.  The series D retirement noted here is part of the return to the shareholders.  The form and amount of future returns to shareholders have not yet been determined and are not reflected in these pro forma financial statements.

G)            To reflect transaction-related costs including funding of accumulated pension benefit obligations associated with active employees that became employees of Boise L.L.C. upon close of the transaction.

H)           To record the estimated tax effects of the forest products disposition assuming a 38.9% effective tax rate on the net gain from the forest products disposition after transaction and debt retirement costs.  In calculating our current and deferred tax liabilities we have assumed utilization of our estimated net operating loss carryover available to us at June 30, 2004.

I)                To record Series A and Series B equity investments in Boise L.L.C.

J)               To record 11% of the timber note receivable retained.

K)           To reflect pension related activity resulting from the transfer of active employees to Boise L.L.C.

L)             To reflect write-off of deferred financing costs associated with debt retirements noted in footnote C above.

M)        To reflect the estimated deferred gain on the forest products disposition that results from our retained ownership interest in Boise L.L.C.

N)           To reflect the estimated after-tax gain of the forest products disposition, net of the transaction and debt retirement costs noted herein.

O)           To reflect sales rebate adjustment resulting from transition of OfficeMax, Inc. financial results to a calendar year basis.

P)             To eliminate costs incurred by OfficeMax, Inc. directly related to the transaction.

Q)           To reflect the increase in interest expense assuming an acquisition date of January 1, 2003.  The majority of the cash portion of the purchase price was funded via the issuance of $500 million of senior notes with a weighted average interest rate of 6.7%.

R)            To reflect the income tax effect of the pro forma income statement entries described herein at a combined state and federal effective rate of 38.9%.

S)             To reflect reduction in deferred financing costs amortization associated with deferred financing costs written off (see Note L).

T)            To reflect interest expense reduction for the debt retirements described in Note C.  The interest expense reductions are calculated based upon analysis of the specific debt instruments assumed retired.

U)           No interest income on excess cash is reflected in the unaudited pro forma condensed statements of income.  Assuming an interest rate of 4.5%, the excess cash would have generated interest income of $45.8 million for the year ended December 31, 2003, and $22.9 million for the six months ended June 30, 2004.  The application of excess cash from the transaction is yet to be determined.

V)            To reflect the 8% annual dividend on the Class A Boise L.L.C. PIK equity.  The Class B equity is assumed to be accounted for under the cost method with no dividends received during the pro forma periods presented.

5.                                      Pro forma income (loss) per share

The pro forma net income (loss) per share was determined by dividing net income (loss), as adjusted, by applicable shares outstanding.  For the year ended December 31, 2003, average shares for the pro forma calculations differ from our historical shares because the OfficeMax, Inc. acquisition (and related shares issued for the acquisition) was assumed to take place on January 1, 2003.

	Six Months Ended June 30, 2004		Year Ended December 31, 2003
	Boise Historical	Boise with Forest Products Disposition Pro Forma	Boise Historical	Boise with OfficeMax Pro Forma	Boise with Forest Products Disposition Pro Forma
Basic
Income (loss) before cumulative effect of accounting changes	$113,846	$13,069	$17,075	$2,327	$8,322
Preferred dividends (net of a tax benefit)	(6,534)	(6,534)	(13,061)	(13,061)	(13,061)
Basic income (loss) before cumulative effect of accounting changes	107,312	6,535	4,014	(10,734)	(4,739)
Cumulative effect of accounting changes	—	—	(8,803)	(8,803)	(4,670)
Basic income (loss)	$107,312	$6,535	$(4,789)	$(19,537)	$(9,409)

Average shares used to determine basic income (loss) per common share	86,275	86,275	60,093	85,689	85,689

Basic income (loss) per common share before cumulative effect of accounting changes	$1.24	$0.08	$0.07	$(0.13)	$(0.06)
Cumulative effect of accounting changes	—	—	(0.15)	(0.10)	(0.05)
Basic income (loss) per common share	$1.24	$0.08	$(0.08)	$(0.23)	$(0.11)

Diluted
Basic income (loss) before cumulative effect of accounting changes	$107,312	$6,535	$4,014	$(10,734)	$(4,739)
Preferred dividends eliminated	6,534	—	—	—	—
Supplemental ESOP contribution	(5,932)	—	—	—	—
Diluted income (loss) before cumulative effect of accounting changes	107,914	6,535	4,014	(10,734)	(4,739)
Cumulative effect of accounting changes	—	—	(8,803)	(8,803)	(4,670)
Diluted income (loss)	$107,914	$6,535	$(4,789)	$(19,537)	$(9,409)

Average shares used to determine diluted income (loss) per common share	91,485	86,275	60,093	85,689	85,689

Diluted income (loss) per common share before cumulative effect of accounting changes	$1.18	$0.08	$0.07	$(0.13)	$(0.06)
Cumulative effect of accounting changes	—	—	(0.15)	(0.10)	(0.05)
Diluted income (loss) per common share	$1.18	$0.08	$(0.08)	$(0.23)	$(0.11)